EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


	We consent to the reference to our firm under the caption "experts" and to the use of our report dated March 28, 1996 (except the first and second paragraphs of Note 14, as to which the dates are May 13, 1996 and June 1996), in Amendment No. 3 to the Registration Statement (Form S-1 No. 33-78166) and related Prospectus of Hvide Marine Incorporated for the registration of 8,050,000 shares of its common stock.

                                              Ernst & Young LLP



Miami, Florida
August 2, 1996

                                                                 EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


	We consent to the reference to our firm under the caption "Experts" and to the use of our rperot dated february 1, 1996, with respect to the statements of assets to be sold and the related statements of vessel operations of Gulf Boat Marine Services, Inc. and E & D Boat Rentals, Inc. included in Amendment No. 3 to the Registration Statement (Form S-1 No. 33-78166) and related Prspectus of Hvide Marine Incorporated for the registration of 8,050,000 shares of its common stock.



                                                              ERNST & YOUNG LLP


New Orleans, Louisiana
August 2, 1996